UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 18, 2005
                                                           ------------


                                EATON VANCE CORP.
                                -----------------
             (Exact name of registrant as specified in its charter)



     Maryland                           1-8100                   04-2718215
----------------------------    ------------------------     ------------------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)


     255 State Street, Boston, Massachusetts                   02109
     ----------------------------------------               -----------
     (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

                       INFORMATION INCLUDED IN THE REPORT


ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS
----------      ---------------------------------

     Registrant has reported its results of operations for the six months ended April 30, 2005, as described in Registrant's news release dated May 18, 2005, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

        Exhibit No.     Document
        -----------     --------

        99.1            Press release issued by the Registrant dated
                        May 18, 2005.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                EATON VANCE CORP.
                                (Registrant)


Date:    May 18, 2005           /s/ William M. Steul
                                ---------------------------------------------
                                William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.    Description
-----------    -----------

99.1           Copy of Registrant's news release dated May 18, 2005.

                                                                    EXHIBIT 99.1

-------------------------------------------------
NEWS RELEASE
-------------------------------------------------
               Eaton Vance Corp.
               The Eaton Vance Building
{LOGO}         255 State Street, Boston, MA 02109
               (617) 482-8260
               Contact: William M. Steul
-------------------------------------------------


                                                May 18, 2005

                                                FOR IMMEDIATE RELEASE



                                EATON VANCE CORP.
                REPORT FOR THE THREE MONTHS AND SIX MONTHS ENDED
                                 APRIL 30, 2005


BOSTON, MA--Eaton Vance Corp. reported diluted earnings per share of $0.27 in the second quarter of fiscal 2005 compared to diluted earnings per share of $0.25 in the second quarter of fiscal 2004, an increase of 8 percent. Eaton Vance earned $0.53 per diluted share in the first six months of fiscal 2005, an increase of 15 percent compared to earnings of $0.46 per diluted share in the first six months of fiscal 2004.

Assets under management of $98.8 billion at the end of the second quarter of fiscal 2005 were $13.7 billion or 16 percent greater than the $85.1 billion at the end of the second fiscal quarter last year. In the 12-month period ended April 30, 2005, the Company's assets under management were positively affected by long-term fund and separate account net inflows of $9.3 billion, market price appreciation of $2.6 billion and $1.9 billion of separate accounts acquired from Deutsche Bank in July 2004. Gross sales and inflows of long-term funds and separate accounts in the last 12 months were $24.0 billion, including five new closed-end funds that raised a total of $3.8 billion.

Fund and separate account net inflows of $2.1 billion in the second quarter of fiscal 2005 compared to net inflows of $2.3 billion in the second quarter of fiscal 2004. This year's second quarter net inflows included $1.0 billion raised in two closed-end fund offerings: Eaton Vance Short Duration Diversified Income Fund offered in February, Eaton Vance Tax-Managed Buy-Write Income Fund offered in April and the over-allotment shares from Eaton Vance Enhanced Equity Income Fund II offered in January. Last year's second quarter benefited from closed-end fund inflows of $1.1 billion that included the offering of Eaton Vance Tax Advantaged Global Dividend Opportunities Fund and the over-allotment common and preferred shares related to Eaton Vance Tax-Advantaged Global Dividend Income Fund offered in January 2004. Excluding closed-end funds, net flows for Eaton Vance funds were $0.9 billion in the second quarter of fiscal 2005 compared to $0.7 billion in the second quarter of fiscal 2004.

The Company experienced institutional and high-net-worth separate account net outflows of $0.4 billion in the second quarter of fiscal 2005 compared to net inflows of $0.3 billion in the second quarter of fiscal 2004, primarily because of management turnover at a subsidiary and portfolio rebalancing by certain institutional clients. Retail managed account net inflows, however, increased by over 200 percent to $0.5 billion in the second quarter of fiscal 2005 compared to the same period last year. Tables 1-4 (attached) provide more details on assets under management and asset flows.

As a result of higher average assets under management, revenue in the second quarter of fiscal 2005 increased by $17.2 million or 10 percent to $182.5 million compared to revenue in the second quarter of fiscal 2004 of $165.3 million. Investment adviser and administration fees increased 20 percent to $121.4 million, compared to the 17 percent increase in average assets under management. Distribution and underwriter fees decreased 15 percent, reflecting the continuing shift in sales and assets from class B mutual fund shares to other fund share classes and other managed assets with low or no distribution fees. Service fee revenue increased 9 percent due to the increase in average fund assets that pay these fees. Other revenue increased 49 percent primarily as a result of investment income earned by two consolidated investment companies.

Operating expenses increased 11 percent in the second quarter of fiscal 2005 to $121.1 million compared to operating expenses of $109.1 million in the second quarter of fiscal 2004, because of higher compensation, service fee, distribution and other expenses. Compensation expense increased 19 percent because of increases in employee headcount, separately managed account incentive compensation and higher operating income-based bonus accruals.

Amortization of deferred sales commissions declined 23 percent in the second quarter of fiscal 2005 compared to the second quarter of fiscal 2004 primarily because of the continuing decline in class B share sales and assets under management. Service fee expense increased 9 percent, in line with the increase in service fee revenue. Distribution expense increased 18 percent as a result of increases in class C share fund distribution fees and closed-end fund fees. Other expense increased 38 percent primarily because of higher fund expenses, facilities, information technology, legal, audit, compliance, recruiting and other miscellaneous expenses.

Operating income increased 9 percent to $61.5 million and net income increased 7 percent to $37.6 million in the second quarter of fiscal 2005, compared to $56.2 million and $35.2 million, respectively, in the second quarter of fiscal 2004. Interest income increased 60 percent because of higher interest earned on cash and short-term investments. Interest expense decreased $1.0 million or 73 percent, reflecting a $44.7 million reduction in long-term debt. The Company recognized a $1.8 million impairment loss on its equity in a collateralized debt obligation fund on April 30, 2005. The Company's effective tax rate, before minority interest and equity in net income of affiliates, was 36.3 percent in the second quarter of fiscal 2005 and 35.3 percent in the second quarter of fiscal 2004.

Cash, cash equivalents and short-term investments were $284.8 million on April 30, 2005, and $308.3 million, including $47.1 million of minority shareholder investments in a consolidated investment company on April 30, 2004. In April 2005, because of the fund's overall growth, the Company became a minority investor in the Eaton Vance Short-Term Income Fund and discontinued consolidating the fund in its financial statements.

The Company's strong operating cash flow in the last 12 months allowed it to reduce its long-term debt by $44.7 million to $74.9 million and to pay $77.8 million in income taxes, $51.1 million in sales commissions, $115.3 million to repurchase 5.2 million shares of its non-voting common stock and $39.4 million in dividends to shareholders. There are currently no outstanding borrowings against the Company's $180 million credit facility.

During the first six months of fiscal 2005, the Company repurchased and retired 2,982,077 shares of its non-voting common stock at an average price of $24.53 per share under its current and prior repurchase authorizations. Approximately
7.7 million shares remain of the current 8.0 million share authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward- looking statements." The Company's actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                                                       Eaton Vance Corp.
                                               Summary of Results of Operations
                                           (in thousands, except per share amounts)


                                                     Three Months Ended                         Six Months Ended
                                                  ----------------------------------------   ------------------------------------
                                                  April 30,      April 30,         %         April 30,    April 30,      %
                                                    2005            2004        Change          2005        2004       Change
                                                  -------------  -----------    ----------   -----------  -----------  ----------
Revenue:
     Investment adviser and administration fees     $ 121,361      $ 101,162          20 %    $ 240,276   $ 194,912         23 %
     Distribution and underwriter fees                 33,809         39,637         (15)        68,869      79,513        (13)
     Service fees                                      25,139         23,017           9         50,616      44,926         13
     Other revenue                                      2,195          1,475          49          4,521       2,913         55
                                                    ------------   ------------     -------   ------------ -----------    -------
     Total revenue                                    182,504        165,291          10        364,282     322,264         13
                                                    ------------   ------------     -------   ------------ -----------    -------
Expenses:
     Compensation of officers and employees            43,914         36,793          19         86,118      74,292         16
     Amortization of deferred sales commissions        16,907         21,869         (23)        34,947      42,632        (18)
     Service fee expense                               20,594         18,879           9         41,766      37,511         11
     Distribution expense                              23,194         19,695          18         46,113      38,474         20
     Other expenses                                    16,445         11,880          38         31,032      23,077         34
                                                    ------------   ------------     -------   ------------ -----------    -------
     Total expenses                                   121,054        109,116          11        239,976     215,986         11
                                                    ------------   ------------     -------   ------------ -----------    -------
Operating Income                                       61,450         56,175           9        124,306     106,278         17

Other Income/(Expense):
     Interest income                                    1,057            661          60          1,766       1,449         22
     Interest expense                                    (371)        (1,364)        (73)          (732)     (3,015)       (76)
     Gain (loss) on investments                            77            (83)        n/a             87         (78)       n/a
     Foreign currency gain (loss)                           3            (29)        n/a             25         (47)       n/a
     Impairment loss on investments                    (1,840)             -         n/a         (1,840)          -        n/a
                                                    ------------   ------------     -------   ------------ -----------    -------
Income Before Income Taxes, Minority Interest
     and Equity in Net Income (Loss) of Affiliates     60,376         55,360           9        123,612     104,587         18

Income Taxes                                           21,911         19,559          12         44,764      36,885         21

Minority Interest                                       1,208          1,031          17          2,608       2,128         23

Equity in Net Income (Loss) of Affiliates, Net of Tax     370            399          (7)          (207)        408        n/a
                                                    ------------   ------------     -------   ------------ -----------    -------
Net Income                                          $  37,627      $  35,169           7      $  76,033   $  65,982         15
                                                    ============   ============     =======   ============ ===========    =======
Earnings Per Share:
     Basic                                          $    0.28      $    0.26           8      $    0.57   $    0.48         19
                                                    ============   ============     =======   ============ ===========    =======
     Diluted                                        $    0.27      $    0.25           8      $    0.53   $    0.46         15
                                                    ============   ============     =======   ============ ===========    =======
Dividends Declared, Per Share                       $    0.08      $    0.06          33      $    0.16   $    0.12         33
                                                    ============   ============     =======   ============ ===========    =======
Weighted Average Shares Outstanding:
     Basic                                            132,121        135,533          (3)       132,826     135,951         (2)
                                                    ============   ============     =======   ============ ===========    =======
     Diluted                                          142,176        145,391          (2)       142,948     145,619         (2)
                                                    ============   ============     =======   ============ ===========    =======

                                      Eaton Vance Corp.
                                        Balance Sheet
                           (in thousands, except per share figures)

                                                               April 30,    October 31,  April 30,
                                                                  2005         2004         2004
                                                               ---------    -----------  ----------
ASSETS

Current Assets:
Cash and cash equivalents                                       $ 158,814    $ 147,137    $ 152,734
Short-term investments                                            125,953      210,429      155,610
Investment adviser fees and other receivables                      32,506       32,249       28,761
Other current assets                                                6,217        4,861       25,870
                                                                ------------ ------------ ------------
      Total current assets                                        323,490      394,676      362,975
                                                                ------------ ------------ ------------
Other Assets:
Deferred sales commissions                                        140,028      162,259      182,349
Goodwill                                                           89,281       89,281       89,281
Other intangible assets, net                                       41,537       43,965       44,971
Long-term investments                                              40,071       36,895       37,877
Equipment and leasehold improvements, net                          12,224       12,413       12,215
Other assets                                                        4,416        4,077        2,929
                                                                ------------ ------------ ------------
      Total other assets                                          327,557      348,890      369,622
                                                                ------------ ------------ ------------
Total assets                                                    $ 651,047    $ 743,566    $ 732,597
                                                                ============ ============ ============
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accrued compensation                                             $ 32,628     $ 52,299     $ 26,925
Accounts payable and accrued expenses                              24,078       23,789       21,296
Dividend payable                                                   10,506       10,660        8,098
Other current liabilities                                           9,144        7,451        7,354
                                                                ------------ ------------ ------------
      Total current liabilities                                    76,356       94,199       63,673
                                                                ------------ ------------ ------------
Long-Term Liabilities:
Long-term debt                                                     74,900       74,347      119,621
Deferred income taxes                                              49,617       57,644       65,619
                                                                ------------ ------------ ------------
      Total long-term liabilities                                 124,517      131,991      185,240
                                                                ------------ ------------ ------------
      Total liabilities                                           200,873      226,190      248,913
                                                                ------------ ------------ ------------
Minority interest                                                   4,472       67,870       51,582
                                                                ------------ ------------ ------------
Commitments and contingencies                                           -            -            -

Shareholders' Equity:
   Common stock, par value $0.00390625 per share:
      Authorized, 1,280,000 shares
      Issued, 309,760 shares                                            1            1            1
   Non-voting common stock, par value $0.00390625 per share:
      Authorized, 190,720,000 shares
      Issued, 131,565,793, 133,271,560 and 135,000,810 shares,
      respectively                                                    513          521          527
   Notes receivable from stock option exercises                    (2,862)      (2,718)      (2,891)
   Deferred compensation                                           (3,000)      (2,400)      (3,200)
   Accumulated other comprehensive income                           1,996        1,854        1,688
   Retained earnings                                              449,054      452,248      435,977
                                                                ------------ ------------ ------------
      Total shareholders' equity                                  445,702      449,506      432,102
                                                                ------------ ------------ ------------
Total liabilities and shareholders' equity                      $ 651,047    $ 743,566    $ 732,597
                                                                ============ ============ ============

                             Table 1
                   Asset Flows (in millions)
               Twelve Months Ended April 30, 2005


Assets 4/30/2004 - beginning of period            $ 85,093
  Long-term fund sales and inflows                  17,993
  Long-term fund redemptions and outflows           (9,573)
  Long-term fund net exchanges                         (64)
  Long-term fund mkt. value change                   1,143
  Institutional and HNW account inflows              3,269
  Institutional and HNW account outflows            (3,778)
  Institutional and HNW assets acquired1             1,943
  Retail managed account inflows                     2,694
  Retail managed account outflows                   (1,344)
  Separate account mkt. value change                 1,471
  Change in money market funds                         (79)
                                                  ---------
  Net change                                        13,675
                                                  ---------
Assets 4/30/2005 - end of period                  $ 98,768
                                                  =========


                                         Table 2
                                Assets Under Management
                       By Investment Objective (in millions)

                          ------------------------------------------------------
                          April 30, October 31,      %      April 30,        %
                            2005       2004      Change     2004         Change
                          ------------------------------------------------------
Equity funds              $ 39,104   $ 36,895       6%   $ 34,539         13%
Fixed income funds          17,958     17,553       2%     17,649          2%
Bank loan funds             16,416     15,034       9%     11,791         39%
Money market funds             307        389     -21%        386        -20%
Separate accounts           24,983     24,475       2%     20,728         21%
                          ------------------------------------------------------
Total                     $ 98,768   $ 94,346       5%   $ 85,093         16%
                          ======================================================

                                                  Table 3
                              Asset Flows by Investment Objective (in millions)

                                                     Three Months Ended          Six Months Ended
                                                --------------------------    ------------------------
                                                  April 30,      April 30,      April 30,    April 30,
                                                    2005          2004            2005         2004
                                                --------------------------    ------------------------
Equity fund assets - beginning of period        $ 39,329      $ 33,214        $ 36,895       $ 28,854
  Sales/inflows                                   1,705         2,276          3,762           5,720
  Redemptions/outflows                           (1,191)         (868)        (2,185)         (1,568)
  Exchanges                                          11            42             30              93
  Market value change                              (750)         (125)           602           1,440
                                                --------------------------    ------------------------
  Net change                                       (225)        1,325          2,209           5,685
                                                --------------------------    ------------------------
Equity assets - end of period                   $ 39,104      $ 34,539        $ 39,104       $ 34,539
                                                --------------------------    ------------------------
Fixed income fund assets - beginning of period   17,710        18,252         17,553          17,801
  Sales/inflows                                   1,146           663          1,825           1,391
  Redemptions/outflows                             (603)         (689)        (1,187)         (1,243)
  Exchanges                                         (37)          (61)           (47)           (149)
  Market value change                              (258)         (516)          (186)           (151)
                                                --------------------------    ------------------------
  Net change                                        248          (603)           405            (152)
                                                --------------------------    ------------------------
Fixed income assets - end of period             $ 17,958      $ 17,649        $ 17,958       $ 17,649
                                                --------------------------    ------------------------
Bank loan fund assets - beginning of period      15,558        11,180         15,034           9,547
  Sales/inflows                                   1,709         1,215          2,892           3,197
  Redemptions/outflows                             (783)         (737)        (1,498)         (1,115)
  Exchanges                                           3            40             (4)             72
  Market value change                               (71)           93             (8)             90
                                                --------------------------    ------------------------
  Net change                                        858           611          1,382           2,244
                                                --------------------------    ------------------------
Bank loan assets - end of period                $ 16,416      $ 11,791        $ 16,416       $ 11,791
                                                --------------------------    ------------------------
Long-term fund assets - beginning of period      72,597        62,646         69,482          56,202
  Sales/inflows                                   4,560         4,154          8,479          10,308
  Redemptions/outflows                           (2,577)       (2,294)        (4,870)         (3,926)
  Exchanges                                         (23)           21            (21)             16
  Market value change                            (1,079)         (548)           408           1,379
                                                --------------------------    ------------------------
  Net change                                        881         1,333          3,996           7,777
                                                --------------------------    ------------------------
Total long-term fund assets - end of period     $ 73,478      $ 63,979        $ 73,478       $ 63,979
                                                --------------------------    ------------------------
Separate accounts - beginning of period          25,087        20,529         24,475          18,397
  Institutional/HNW account inflows                 767           793          1,479           1,889
  Institutional/HNW account outflows             (1,140)         (467)        (2,577)           (799)
  Retail managed account inflows                    895           522          1,722           1,027
  Retail managed account outflows                  (421)         (366)          (866)           (576)
  Separate accounts market value change            (205)         (283)           750             790
                                                --------------------------    ------------------------
  Net change                                       (104)          199            508           2,331
                                                --------------------------    ------------------------
Separate accounts - end of period               $ 24,983      $ 20,728        $ 24,983       $ 20,728
                                                --------------------------    ------------------------
Money market fund assets - end of period            307           386            307             386
                                                --------------------------    ------------------------
Total assets under management - end of period   $ 98,768      $ 85,093        $ 98,768       $ 85,093
                                                ==========================    ========================

                                           Table 4
                        Long-Term Fund and Separate Account Net Flows

                                              Three Months Ended          Six Months Ended
                                          --------------------------   -------------------------
                                           April 30,      April 30,      April 30,    April 30,
                                             2005          2004           2005          2004
                                          --------------------------   -------------------------
Long-term funds:
     Closed-end funds                     $ 1,042       $ 1,138        $ 1,909        $ 4,323
     Open-end and other funds                 941           722         1,700           2,059
Institutional/HNW accounts                   (373)          326        (1,098)          1,090
Retail managed accounts                       474           156           856             451
                                          --------      --------       --------       --------
Total net flows                           $ 2,084       $ 2,342        $ 3,367        $ 7,923
                                          ========      ========       ========       ========

1 Deutsche Bank's Scudder Private Investment Counsel assets acquired by Eaton Vance in July 2004